EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 22, 2009 by and among ActiveWorlds Corp, a U.S. public reporting company,  (collectively with its predecessors, the “Company") and the investors listed on the Schedule of Investors attached hereto as Schedule I and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

BACKGROUND

WHEREAS, ActiveWorlds Corp., is a U.S. public reporting company incorporated in Delaware whose shares of Common Stock are traded on the over-the-counter bulletin board (the "OTC Bulletin Board");

WHEREAS, Dragon Lead Group Limited, a British Virgin Island corporation ("Dragon Lead") is the owner of all of the issued and outstanding capital stock of Vogue-Show Jewelry Company Limited (“Vogue Show”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”).  Vogue Show has entered into certain captive agreements (the “VIE Agreements”) with Wuhan Kingold Jewelry Company Limited by Shares, a company limited by shares incorporated in People's Republic of China ("Wuhan Kingold"), pursuant to which Vogue Show exercises substantial control over the operations of Wuhan Kingold;

WHEREAS, the Company and Dragon Lead have concurrently entered into an agreement and plan of reverse acquisition ("Reverse Acquisition Agreement") whereby the shareholders of Dragon Lead will exchange their shares of common stock in Dragon Lead for shares of common stock of the Company ("Reverse Acquisition"). Dragon Lead thereby will become a direct wholly-owned subsidiary of the Company with Vogue Show becoming an indirect wholly-owned subsidiary of the Company; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, upon closing of the Reverse Acquisition, the Company will simultaneously issue and sell to each Investor, and each Investor, severally and not jointly, will purchase from the Company certain securities of the Company (the “Common Stock”), set forth opposite such Investor’s name in Schedule I hereto (which aggregate amount for all Investors together shall be [•] shares of common stock and shall collectively be referred to herein as the “Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in Schedule I hereto (as exercised, collectively, the ”Warrant Shares”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, Dragon Lead and the Investors agree as follows:

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement and the Reverse Acquisition Agreement, for all purposes of this Agreement, the following terms shall have the following meanings:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" has the meaning set forth in Section 6.1(c).

"Closing" means the closing of the purchase and sale of the Shares pursuant to Section 1.

"Closing Date" has the meaning set forth in Section 1.2, on which all of the conditions set forth in Sections 2 hereof are satisfied, or such other date as the parties may agree.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value USD 0.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Company Deliverables" has the meaning set forth in Section 1.3(a).

"Disclosure Materials" has the meaning set forth in Section 3.8 and attached as Disclosure Schedules hereto.

"Effective Date" means the date that the Registration Statement required by Section 2 of the Registration Rights Agreement is first declared effective by the Commission.

"Evaluation Date" has the meaning set forth in Section 3.19.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"U.S. GAAP" means U.S. generally accepted accounting principles.

"Intellectual Property Rights" has the meaning set forth in Section 3.16.

"Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

"Investor Deliverables" has the meaning set forth in Section 1.3(b).

"Investor Party" has the meaning set forth in Section 6.7.

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

"Losses" has the meaning set forth in Section 6.7.

"Material Adverse Effect" means, with respect to any person, any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (iii) an adverse impairment to the Person's ability to perform on a timely basis its obligations under any Transaction Document.

"Money Laundering Laws" has the meaning set forth in Section 3.22.

"New York Courts" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"OFAC" has the meaning set forth in Section 3.31.

"Outside Date" means the thirtieth (30th) calendar day following the date of this Agreement; provided, that if such day should fall on a day that is not a Business Day, the Outside Date shall be deemed the next day that is a Business Day.

"Per Share Purchase Price" equals $0.498.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"PRC" means the People’s Republic of China, excluding Taiwan, Hong Kong and Macau.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as Rule 144.

"SEC Reports" has the meaning set forth in Section 3.8.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Share Delivery Date" has the meaning set forth in Section 6.1(c).

"Shares" means the shares of Common Stock issued or issuable, or transferable, to the Investors pursuant to this Agreement.

"Short Sales" include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

"Subsidiary" of any Person shall mean any “significant subsidiary” at such Person as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Reverse Acquisition Agreement, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company, Dragon Lead, Wuhan Kingold and the Investors hereby agree as follows:

1.           Purchase and Sale of Securities.

1.1           Purchase of Securities.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares and the Warrants to be purchased by each Investor at the Closing as set forth opposite such Investor’s name in column (5) of Schedule I hereto. Upon execution hereof by each Investor, each Investor shall wire transfer its respective purchase amount in same-day funds with the instructions provided by the Company.

1.2           Closing Date.  The closing of this transaction (the “Closing”) shall occur simultaneously with the Reverse Acquisition on December ____, 2009 (the “Closing Date”) at 10:00 a.m. local time at the offices of Cyruli Shanks Hart & Zizmor, LLP, or such other time or location as the parties hereto shall agree, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Section 7 below, or such other date(s) as is mutually agreed to by the Company and the Investors.

1.3           Closing Deliveries.

(a)           At each Closing, the Company shall deliver or cause to be delivered to each Investor participating in the Closing the following (the “Company Deliverables”):

(i)           this Agreement duly executed by the Company and the Dragon Lead;

(ii)          the Registration Rights Agreement duly executed by the Company and the other parties thereto;

(iii)         a completed and duly executed Warrant; and

(iv)         a director’s certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Company’s obligation to issue Securities.

(b)           At or prior to any Closing, each Investor shall deliver or cause to be delivered (the “Investor Deliverables”) to the Company the following,

(i)           this Agreement duly executed by the Investors;

(ii)          the Registration Rights Agreement duly executed by the Investor;

(iii)         the subscription notice duly executed by the Investor for the Warrant;

(iv)         a director’s certificate, in agreed form, certifying the satisfaction of each of the conditions precedent to the Investors’ obligation to purchase Securities; and

(v)          a payment receipt.

2.           Investors Representations and Warranties

Except as set forth in the schedules hereto (the parties understand and agree that an item disclosed under a particular schedule shall only qualify the Section referenced in the heading to such particular schedule, and shall not modify or qualify any other Section not referenced in such schedule heading), each Investor represents and warrants to and agrees with the Company, Wuhan Kingold and Dragon Leads that:

2.1           Organization; Standing.   Such Investor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  It is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  It is duly qualified to conduct its businesses in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, and except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

2.2           Authorization; Power. Such Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.   The execution and delivery of each of the Transaction Documents by such Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Investor or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor and no further action is required by the Investor in connection therewith.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

2.3           No Conflicts; No Solicitation.  The execution, delivery and performance of the Transaction Documents by such Investor and the consummation by such Investor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of such Investor's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing an Investor debt or otherwise) or other understanding to which the Investor is a party or by which any property or asset of the Investor is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Such Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the transaction documents or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio.

2.4           Information on Investor.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, an "accredited investor", as such term is defined in Rule 501(a) under the Securities Act. The information set forth on the signature page hereto and Schedule II, as completed by the undersigned Investor, regarding the Investor is accurate.  Such Investor is not a registered broker-dealer under Section 15 of the Securities Act.  Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

2.5           Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

2.6           Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

2.7           Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities or any hedging transactions) since the earlier to occur of (i) the time that such Investor was first contacted by the Company regarding an investment in the Company and (ii) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales or hedging transactions) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.8           Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of Baytree Capital Associates LLC or any of its respective agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

2.9           No Public Sale or Distribution. Such Investor is (i) acquiring the Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a Registration Statement or an exemption under the Securities Act. Such Investor is acquiring the Securities hereunder in the ordinary course of its business.  Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

3.          Company Representations and Warranties

Except as set forth in the schedules hereto (the parties understand and agree that an item disclosed under a particular schedule shall only qualify the Section referenced in the heading to such particular schedule, and shall not modify or qualify any other Section not referenced in such schedule heading), the Company represents and warrants to and agrees with each Investor that:

3.1           Organization; Standing.  The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

3.2           Authorization; Power.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.3           Subsidiaries.  The Company has no Subsidiaries.

3.4           No Conflicts; No Solicitation.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrants and the reservation for issuance and issuance of the Warrant Shares) do not and will not  (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien upon any of the material assets of the Company; or (v) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any material obligation of the Company; or (vi) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

3.5           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 6.5 and (v) those that have been made or obtained prior to the date of this Agreement.

3.6          Issuance of the Shares.  The Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock.  As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares.  Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

3.7          Capitalization. The number of shares and types of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s option and incentive plans, if any, is specified in the SEC Reports.  Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in the SEC Reports, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issuance and sale of Shares contemplated by this Agreement to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.8          SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates and the dates they were filed, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9          Disclosure of Transactions and Other Material Information.  The Company shall within four (4) Business Days after the Closing Date (A) issue a press release (the “Press Release”) reasonably acceptable to the Investors disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Securities Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement),  the Reverse Acquisition Agreement and the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the issuance of the Press Release the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries without the express written consent of such Investor.  If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of the respective officers, directors, or agents, other than as requested in writing by such Investor, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event the Company does not make such disclosure within Five (5) Trading Days, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press release or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing other the date of such filing and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the OTCBB (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such Press Release or other public disclosure prior to its release).  Without the prior written consent of any applicable Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law rule of regulation.

3.10        Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

3.11        Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.12        Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

3.13        Compliance.  The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) or in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it.

3.14        Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports and the Company has never received any notice of proceedings relating to the revocation or modification of any such permits.

3.15        Title to Assets.  The Company has good and marketable title in fee simple to its property that is material to its businesses, free and clear of all Liens.

3.16        Patents and Trademarks.  The Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with its businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The Company has never received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person.  Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

3.17        Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.

3.18        Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or, to the knowledge of the Company, any such employee has a substantial interest or is an officer, director, trustee or partner.

3.19        Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, including during the periods in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Rule 13a-15 under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

3.20        Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

3.21        Certain Fees.  Except as described in Disclosure Schedule 3.21, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.22        No General Solicitation; Private Placement. Neither the Company nor any Person authorized to act on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its directors or officers nor any Person authorized to act on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby, or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any national securities exchange, market or trading or quotation facility on which the Shares are listed or quoted.

3.23        Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act.  Except as specified in Disclosure Schedule 3.23, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” or "tag-along" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Shares and the Warrants, in which the Company shall record the name and address of the Investor in whose name the Shares and the Warrants have been issued (including the name and address of each Investor), the number of Shares held by such Investor, the number of Warrant Shares issuable upon exercise of the Warrants held by such Investor and the number of Shares held by such Investor assuming full exercise of the Warrants held by such Investor.  The Company shall keep the register open and available at all times during business hours for inspection of any Investor or its legal representatives.

3.24        Listing and Maintenance Requirements.  Except as specified in the SEC Reports and in Disclosure Schedule 3.24, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

3.25        Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing and the application at the proceeds therefrom will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.26        Application of Takeover Protections.  The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of and/or delivery of all of the Shares and the Investors’ ownership of the Shares.

3.27        No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.28        Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

3.29        Foreign Corrupt Practices Act.  Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds or, (iii) has violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

3.30        PFIC.  The Company is not and does not intend to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

3.31        OFAC. None of the Company, any director or officer of the Company, or, to the knowledge of the Company, any agent, employee, Affiliate or Person acting on behalf of the Company is currently identified on the specially designated nationals maintained by,  or otherwise currently subject to any U.S. sanctions administered by, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.32        Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

3.33        Reservation of Shares.  So long as any Investor owns any Warrants, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance no less than 50% of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

4.           Dragon Lead Representations and Warranties.

Except as set forth in the schedules hereto (the parties understand and agree that an item disclosed under a particular schedule shall only qualify the Section referenced in the heading to such particular schedule, and shall not modify or qualify any other Section not referenced in such schedule heading), Dragon Lead represents and warrants to and agrees with each Investor that:

4.1           Organization; Standing.  Dragon Lead and Vogue-Show are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Dragon Lead nor Vogue-Show is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Dragon Lead and Vogue-Show are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.2           Outstanding Stock.  All issued and outstanding shares of capital stock of Dragon Lead and Vogue-Show have been duly authorized and validly issued and are fully paid and non-assessable.

4.3           Authorization; Power.  Dragon Lead has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by Dragon Lead and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Dragon Lead and no further action is required by Dragon Lead in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by Dragon Lead and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Dragon Lead enforceable against Dragon Lead in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.4           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Dragon Lead or Vogue-Show, or any of Dragon Lead’s shareholders, or to which any of the properties of Dragon Lead or Vogue-Show is bound, is required for the execution by Dragon Lead of the Transaction Documents and compliance and performance by Dragon Lead of its obligations under the Transaction Documents applicable to it.

4.5           No Conflicts; No Solicitation.  The execution, delivery and performance of the Transaction Documents by Dragon Lead and Vogue-Show and the consummation by Dragon Lead or Vogue-Show of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Dragon Lead or Vogue-Show's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Dragon Lead or Vogue-Show debt or otherwise) or other understanding to which Dragon Lead or Vogue-Show is a party or by which any property or asset of Dragon Lead or Vogue-Show is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Dragon Lead or Vogue-Show is subject (including federal and state securities laws and regulations), or by which any property or asset of Dragon Lead or Vogue-Show is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien upon any of the assets of Dragon Lead or Vogue-Show; or (v) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of Dragon Lead, nor result in the acceleration of the due date of any obligation of Dragon Lead; or (vi) result in the activation of any piggy-back registration rights of any person or entity holding securities of Dragon Lead or having the right to receive securities of Dragon Lead.

4.6           Litigation.  There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Dragon Lead or Vogue-Show.

4.7           Defaults.   Dragon Lead is not in violation of its articles of incorporation or bylaws.  Dragon Lead is (i) not in default under or in violation of any agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

4.8           Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of Dragon Lead and all shares of capital stock reserved for issuance under Dragon Lead’s various option and incentive plans, if any, is specified on Disclosure Schedule 4.8.  Except as specified in Disclosure Schedule 4.8, no securities of Dragon Lead are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as specified in Disclosure Schedule 4.8, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of Dragon Lead, or contracts, commitments, understandings or arrangements by which Dragon Lead or Vogue-Show is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock of Dragon Lead.  The sale of Securities to the Investors will not, immediately or with the passage of time, obligate Dragon Lead to issue securities of Dragon Lead or Vogue-Show to any person (other than the Company) or will result in a right of any holder Dragon Lead securities to adjust the exercise, conversion, exchange or reset price under such securities.

4.9           Subsidiaries.  Dragon Lead has no direct or indirect subsidiaries other than Vogue-Show .  Dragon Lead owns all of the capital stock of Vogue-Show free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of Vogue-Show are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

4.10         Financial Statements.  The audited consolidated financial statements of Dragon Lead and Vogue-Show as of June 30, 2009 covering the preceding four fiscal quarters are attached hereto as Disclosure Schedule 4.10.

4.11         Material Changes; Undisclosed Events, Liabilities or Developments.  Since June 30, 2009 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither Dragon Lead nor Vogue-Show has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Dragon Lead’s consolidated financial statements (iii) Dragon Lead has not altered its method of accounting, (iv) neither Dragon Lead nor Vogue-Show has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) neither Dragon Lead nor Vogue-Show has issued any equity securities to any officer, director or Affiliate.

4.12         Labor Relations.  No material labor dispute exists or, to the knowledge of Dragon Lead, is imminent with respect to any of the employees of Dragon Lead or Vogue-Show which could reasonably be expected to result in a Material Adverse Effect..

4.13         Compliance with Laws.  Neither Dragon Lead nor Vogue-Show (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Dragon Lead or Vogue-Show under), nor has Dragon Lead or Vogue-Show received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, national and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.

4.14         Regulatory Permits.  Dragon Lead and Vogue-Show possess all certificates, authorizations and permits issued by the appropriate national, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither Dragon Lead nor Vogue-Show has received any notice of proceedings relating to the revocation or modification of any such permits.

4.17         Insurance.  Dragon Lead and Vogue-Show do not carry insurance and believe that, due to the respective businesses in which Dragon Lead and Vogue-Show are engaged, prudent and customary business practice would not mandate that they do so.

4.18         Transactions With Affiliates and Employees.  None of the officers or directors of Dragon Lead or Vogue-Show and, to the knowledge of Dragon Lead, none of the employees of Dragon Lead or Vogue-Show is presently a party to any transaction with Dragon Lead or Vogue-Show (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Dragon Lead, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, and (ii) reimbursement for expenses incurred on behalf of Dragon Lead.

4.19         Tax Status.  Dragon Lead and Vogue-Show have filed all necessary national, local and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Dragon Lead has no knowledge of a tax deficiency which has been asserted or threatened against Dragon Lead or Vogue-Show.

4.20         Manufacturing and Marketing Rights.  Neither Dragon Lead nor Vogue-Show has granted rights to manufacture, produce, assemble, license, market, or sell its respective products to any other person and is not bound by any agreement that affects Dragon Lead’s nor Vogue-Show’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products and services.

4.21         Seniority.  As of the Closing Date, no Indebtedness or other claim against Dragon Lead is senior to its shares in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

4.22         Correctness of Representations.  Dragon Lead represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless Dragon Lead otherwise notifies the parties hereto prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

4.23         Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Wuhan Kingold Representations and Warranties

Except as set forth in the schedules hereto (the parties understand and agree that an item disclosed under a particular schedule shall only qualify the Section referenced in the heading to such particular schedule, and shall not modify or qualify any other Section not referenced in such schedule heading), Wuhan Kingold represents and warrants to and agrees with each Investor that:

5.1           Organization; Standing.  Wuhan Kingold is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the PRC with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  It is not in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  It is duly qualified to conduct its businesses in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, and except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5.2           Registered Capital.  All approved registered capital of Wuhan Kingold has been fully paid.

5.3           Authorization; Power. Wuhan Kingold has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.

5.4           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over Wuhan Kingold or any of its Affiliates, or any of its shareholders, or to which any of the properties of Wuhan Kingold or any of its Affiliates is subject, is required for the execution by Wuhan Kingold of the Transaction Documents to which it is party, and compliance and performance by Wuhan Kingold of its obligations under the Transaction Documents to which it is party.

5.5           No Conflicts; No Solicitation.  The execution, delivery and performance of the Transaction Documents to which it is a party by Wuhan Kingold and the consummation by Wuhan Kingold of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Wuhan Kingold or any of its Affiliates' certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Wuhan Kingold or any of its Affiliates debt or otherwise) or other understanding to which Wuhan Kingold or any of its Affiliates is a party or by which any property or asset of Wuhan Kingold or any of its Affiliates is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Wuhan Kingold or any of its Affiliates is subject (including federal and state securities laws and regulations), or by which any property or asset of Wuhan Kingold or any of its Affiliates is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; or (iv) result in the creation or imposition of any Lien upon any of the material assets of Wuhan Kingold or any of its Affiliates.

5.6           Litigation.  There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Wuhan Kingold, or any of its Affiliates that would affect the execution by Wuhan Kingold or the performance by Wuhan Kingold of its obligations under the Transaction Documents to which it is a party.

5.7           Subsidiaries.  Wuhan Kingold has no direct or indirect subsidiaries.

5.8           Financial Statements.  The unaudited consolidated financial statements of Wuhan Kingold for the fiscal quarters ended March 31, 2009 and June 30, 2009 and the fiscal years ended December 31, 2007 and 2008 are attached hereto as Disclosure Schedule 5.8.

5.9           Material Changes; Undisclosed Events, Liabilities or Developments.  Since June 30, 2009, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Wuhan Kingold has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Wuhan Kingold’s consolidated financial statements (iii) Wuhan Kingold has not altered its method of accounting, (iv) Wuhan Kingold has not declared or made any dividend or distribution of cash or other property to its stockholders (v) Wuhan Kingold has not issued any equity securities to any officer, director or Affiliate.

5.10         Labor Relations.  No material labor dispute exists or, to the knowledge of Wuhan Kingold, is imminent with respect to any of the employees of Wuhan Kingold which could reasonably be expected to result in a Material Adverse Effect.  Wuhan is in material compliance with all PRC national, provincial and local laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11         Compliance with Laws.  Wuhan Kingold (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Wuhan Kingold), nor has Wuhan Kingold received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all PRC national, provincial, and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have a Material Adverse Effect.

5.12         Regulatory Permits.  Wuhan Kingold possesses all certificates, authorizations and permits issued by the appropriate PRC national, provincial, local and foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and Wuhan Kingold has not received any notice of proceedings relating to the revocation or modification of any such permits.

5.13         Title to Assets.  Wuhan Kingold owns, or has legal right to use, all real property that is material to its business and good and marketable title in all personal property owned by it that is material to its business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Wuhan Kingold. Any real property and facilities held under lease by Wuhan Kingold are held by it under valid, subsisting and enforceable leases.

5.14         Intellectual Property Rights.  Wuhan Kingold has, or has rights to use, all Intellectual Property Rights that are necessary or material for use in connection with its business and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Wuhan Kingold has never received a written notice that the Intellectual Property Rights used by Wuhan Kingold violates or infringes upon the rights of any Person.

5.15         Insurance.  Wuhan Kingold is insured by insurers of recognized financial responsibility in the PRC against such losses and risks and in such amounts as are prudent and customary in the business in which Wuhan Kingold is engaged.

5.16         Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Wuhan Kingold has filed all necessary PRC national, provincial, local, and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Wuhan Kingold has no knowledge of a tax deficiency which has been asserted or threatened against Wuhan Kingold.

5.17         Obligations of Management. Each officer and key employee of Wuhan Kingold is currently devoting substantially all of his or her business time to the conduct of business of Wuhan Kingold.  Wuhan Kingold is not aware that any officer or key employee of Wuhan Kingold is planning to work less than full time at Wuhan Kingold or any Wuhan Kingold Subsidiary in the future.  No such officer or key employee is currently working or, to Wuhan Kingold’s knowledge, plans to work for a competitive enterprise, whether or not such officer of key employee is or will be compensated by such enterprise.

5.18         VIE Agreements.  Both Kingold and Vogue-Show have duly executed and delivered the VIE Agreements, as attached to the Reverse Acquisition Agreement, to which it is a party and all necessary corporate actions to authorize the execution, delivery and performance of such documents have been taken. Each of the VIE Agreements constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against such party in accordance with their respective terms. the execution, delivery and performance of the VIE Agreements by each of Vogue-Show and Kingold do not result in (i) any violation of the provisions of the articles of association, business license or other constitutive documents of such party, or (ii) any violation of any applicable PRC laws and regulations.  The VIE Agreements are perpetual in nature.

5.19         Correctness of Representations.  Wuhan Kingold represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects with respect to itself, and, unless Wuhan Kingold otherwise notifies the parties hereto prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

5.20         Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.            Other Agreements of the Parties

6.1           (a)           The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement, pursuant to Rule 144, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 6.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Shares by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares.

(b)          Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 6.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.  Except as otherwise provided in Section 6.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 6.1(b) shall continue to bear the legend set forth in this Section 6.1(b) and be subject to the restrictions on transfer set forth in Section 6.1(a).

(c)           Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 6.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale without volume limitations pursuant to Rule 144.  If an Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. Payment by the Company of amounts payable in respect of the Buy-In are in addition to any other remedies that an Investor may have, under the Transaction Documents or otherwise, as a result of the Company’s failure to deliver Share certificates free from the restrictive legend as provided herein.

6.2           Furnishing of Information.  As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

6.3           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

6.4           Subsequent Registrations.  Other than pursuant to the Registration Rights Agreement, prior to the first to occur of (a) the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8)  with the Commission with respect to any securities of the Company.

6.5           Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing.  On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

6.6           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.

6.7           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing covenant and agreement in effecting transactions in securities of the Company.

6.8           Listing of Shares.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

6.9           Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes, including to finance potential acquisitions, and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

7.           Conditions Precedent to Closing

7.1           Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor hereunder to purchase the shares of Common Stocks and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           Representations and Warranties.  The representations and warranties of the Company, Dragon Lead and Wuhan Kingold contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, except that representations and warranties that are qualified by materiality shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)           No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 1.3(a);

(g)           No Governmental Prohibition.  The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation;

(h)           No Stop Order.  No stop order or suspension of trading shall have been imposed by the Trading Market, the SEC or any other government or regulatory body with respect to public trading in the Common Stock; and

(i)            Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 8.5.

7.2           Conditions Precedent to the Obligations of the Company to issue and sell Shares.  The obligation of the Company hereunder to issue and sell the shares of Common Stocks and the related Warrants to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investors Deliverables.  Each Investor shall have delivered its Investors Deliverables in accordance with Section 1.3(b); and

(e)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 8.5.

8.           Miscellaneous.

8.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance and/or transfer of the Shares as contemplated by the Transaction Documents.

8.2           Entire Agreement.  This Agreement supersedes all other prior oral or written agreements between the Investors, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Common Stocks representing at least a majority of the amount of the Common Stocks, or, if prior to the Closing Date, the Investors listed on Schedule I hereto as being obligated to purchase at least a majority of the amount of the Common Stocks.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of Common Stocks then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Stocks or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Investor has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

8.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

The address for such notices and communications shall be as follows:

           To the Company:

                      ActiveWorlds Corp.
                      40 Wall Street
                      58th Floor
                      New York, NY 10005
                      Attention: President

           with copies to:

                      Cyruli Shanks Hart  & Zizmor, LLP
                      420 Lexington Avenue
                      Suite 2320
                      New York, NY 10170
                      Attention: Paul Goodman, Esq.

           To Wuhan Kingold:

                      c/o Mr. Jia Zhihong
                      No. 15 Huangpu Science and Technology Park, Jiangan District
                      Wuhan Hubei Province, the People’s Republic of China 430023

           with copies to:

                      DLA Piper Hong Kong
                      40th Floor Bank of China Tower
                      1 Garden Road
                      Hong Kong
                      Attention: Stephen Peepels, Esq.

To an Investor:

To the address set forth under such Investor’s name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

8.4           Waivers; No Additional Consideration.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.  Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 8.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (a) name any Investor as an underwriter in a Registration Statement without such Investor’s specific written consent thereto, or (b) not include any Registrable Securities (as defined in the Registration Rights Agreement) of an Investor in a Registration Statement due to their refusal to be named as an underwriter therein.

8.5           Termination.  This Agreement may be terminated prior to Closing:

(a)	by written agreement of all of the Investors and the Company; and

(b)           by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 8.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section 8.5(b), the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 8.5(b), the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

8.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

8.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Stocks or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Common Stocks representing at least a majority of the number of the Common Stocks, including by merger or consolidation.  An Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be an Investor hereunder with respect to such assigned rights.

8.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.7 (as to each Investor Party).

8.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

8.10         Survival.  The representations, warranties, covenants, and agreements contained herein shall survive the Closing and the delivery of the Shares.

8.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

8.14         Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

8.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.16         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

8.17         Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

8.18         Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ActiveWorlds Corp

By:
Name:
Title:

As to Section 2 and 4 only:

Dragon Lead Group Limited

By:
Name:
Title:

As to Section 2 and 5 only:

WUHAN KINGOLD JEWELRY CO., LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:
Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:
Street:
City/State/Zip:
Attention:
Tel:

LIST OF EXHIBITS AND SCHEDULES

Schedule I	List of Investors and Shares purchased

Schedule II	Accredited Investor Status

Exhibit A	Form of Registration Rights Agreement

Exhibit B	Form of Warrant

SCHEDULE I            LIST OF INVESTORS AND SHARES PURCHASED

Investor	Investment	Shares	Warrants
Whitebox Combined Partners, LP	$1,680,000	3,73,494	674,699
Whitebox Intermarket Partners, LP	$320,000	642,570	128,514
Wallington Investment Holding Ltd	$1,150,000	2,309,237	461,847
Parkland Ltd.	$500,000	1,004,016	200,803
Jayhawk Private Equity Fund II, LP	$500,000	1,004,016	200,803
Trillion Growth China Limited Partnership	$250,000	502,008	100,402
Great Places LLC	$250,000	502,008	100,402
Donald Rosenfeld	$75,000	150,602	30,120
Jay T. Snyder	$50,000	100,402	20,080
Beryl Snyder	$50,000	100,402	20,080
Randall Cox	$50,000	100,402	20,080
Silicon Prairie Partners	$50,000	100,402	20,080
Michael Harris, Esq.	$25,000	50,201	10,040
Bo Bai	$150,000	301,206	60,240

SCHEDULE II                     ACCREDITED INVESTOR STATUS

Please initial below the items which apply to your status as an Accredited Investor.

__________	An individual having a net worth with spouse (excluding automobiles, principal residence and furnishings) at the time of purchase, individually or jointly, in excess of $1,000,000.

__________
An individual whose individual net income was in excess of $200,000 in each of the two most recent years, or whose joint net income with his or her spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint income with such investor’s spouse to reach such level in the current year.

__________	A corporation or partnership, not formed for the specific purpose of acquiring the purchased securities, having total assets in excess of $5,000,000.

__________	A small business investment company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

__________	A self-directed benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(2) of Regulations D.

__________
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the purchased securities, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the purchased securities).

__________	An entity in which all of the equity owners are accredited investors.

__________	Other (describe):

DISCLOSURE SCHEDULES

NONE